Exhibit(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 196 to Registration Statement No. 002-84776 on Form N–1A of our report dated December 15, 2016 relating to the financial statements and financial highlights of Fidelity Advisor High Income Advantage Fund, and of our report dated December 16, 2016 relating to the financial statements and financial highlights of Fidelity Advisor Floating Rate High Income Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2016, and of our reports dated January 13, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Value Fund, and Fidelity Advisor Large Cap Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2016, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 1, 2017